Exhibit 99.1

FOR IMMEDIATE RELEASE
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Contact:  Stan Szlauderbach
          VP, Investor Relations and Chief Accounting Officer
          (972) 364-2238


     AMERISERVE FOOD DISTRIBUTION, INC. FILES VOLUNTARY CHAPTER 11 PETITION

DALLAS, February 1, 2000 - AmeriServe Food Distribution, Inc. announced today the filing of a voluntary petition under Chapter 11 of the Federal Bankruptcy Code. The AmeriServe filing, completed yesterday, and the filings for its U.S. subsidiaries and its holding company parent, Nebco Evans Holding Company, which will be completed today, were made in the U.S. Bankruptcy Court for the District of Delaware in Wilmington, DE.

The Company is negotiating financing commitments from its largest customer partners, Tricon Global Restaurants, Inc., and the Burger King Corporation. Upon approval of the Bankruptcy Court, this financing will allow AmeriServe to continue service to all its current customers. The Company, in cooperation with Tricon and Burger King, intends to replace this financing with financing from a traditional debtor-in-possession lender.

AmeriServe, headquartered in Addison, TX, a suburb of Dallas, is the nation's largest foodservice distributor specializing in chain restaurants, serving leading quick service systems such as Arby's, Burger King, Chick-fil-A, Dairy Queen, KFC, Long John Silver's, Pizza Hut and Taco Bell.

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